Exhibit 5.1

                                  June 7, 2004

Board of Directors
Rubicon Medical Corporation
3598 West 1820 South
Salt Lake City, Utah 84104

            Re:    Rubicon Medical Corporation
                   Registration Statement on Form S-8

Gentlemen:

         This firm has been retained by Rubicon Medical Corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission relating to issuance of up to 6,000,000 shares of the Company's common stock pursuant to the Amended and Restated Rubicon Medical Corporation 2001 Stock Plan (the "Plan"). You have requested that we render our opinion as to whether the shares of common stock, par value $0.001 per share, proposed to be issued pursuant to the Plan and in accordance with resolutions adopted by the Board of Directors will be validly issued, fully paid, and nonassessable.

            In connection with this engagement, we have examined the following:

            (1) the Company's certificate of incorporation;
            (2) the Company's bylaws;
            (3) the Plan;
            (4) the Registration Statement; and
            (5) resolutions of the Company's board of directors.

         We have also examined such other corporate records and documents as we deemed necessary under the circumstances. In examining the foregoing documents, we have assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity with originals of all documents furnished as copies, and the

Exhibit 5.1
Board of Directors
Rubicon Medical Corporation
June 7, 2004
Page 2

correctness of the facts set forth in such documents. Nothing came to our attention during the course of our investigation that led us to conclude that any of such documents were not genuine or authentic or that the facts set forth therein were not true. We have further assumed that the Plan was validly adopted and that all options granted under the Plan were validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with the terms of such options and the Plan.

         Based upon the above examination, we are of the opinion that the 6,000,000 shares of the Company's Common Stock, when issued and paid for pursuant to the terms of the Plan and in accordance with the resolutions adopted by the Board of Directors, will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,

                                             /s/ Parsons Behle & Latimer

                                             Parsons Behle & Latimer


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